                            SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                            of 1934 (Amendment No. )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                           KOFAX IMAGE PRODUCTS, INC.
 ................................................................................
                (Name of Registrant as Specified In Its Charter)

                           KOFAX IMAGE PRODUCTS, INC.
 ................................................................................
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required
[ ]    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
       or Item 22(a)(2) of Schedule 14A.
[ ]    $500 per each party to the controversy pursuant to Exchange Act
       Rule 14a-6(i)(3).
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

            ....................................................................
         2) Aggregate number of securities to which transaction applies:

            ....................................................................
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.*

            ....................................................................
         4) Proposed maximum aggregate value of transaction:

            ....................................................................
         *Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ]    Fee previously paid by written preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount previously paid:

            ....................................................................
         2)       Form, Schedule or Registration Statement No.:

            ....................................................................
         3)       Filing Party:

            ....................................................................
         4)       Date Filed:

            ....................................................................

Notes:

                                     [LOGO]


                           KOFAX IMAGE PRODUCTS, INC.
                                 3 JENNER STREET
                                IRVINE, CA 92618

                                 (949) 727-1733


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              --------------------

                          TO BE HELD NOVEMBER 17, 1998


         The 1998 Annual Meeting of Stockholders of Kofax Image Products, Inc. (the "Company") will be held at the Company's headquarters, 3 Jenner Street, Irvine, California, on Tuesday, November 17, 1998, beginning at 10:00 A.M. local time, for the following purposes:

         (1) To elect the following six (6) directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified:

                  David S. Silver       Dean A. Hough       Alexander P. Cilento
                  William E. Drobish    David C. Seigle     B. Allen Lay

         (2) To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending June 30, 1999; and

         (3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only Stockholders of record at the close of business on October 2, 1998, are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.


                                        By Order of the Board of Directors,


                                        David S. Silver
                                        President and Chief Executive Officer

Irvine, California
October 15, 1998

         YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. Any Stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

                           KOFAX IMAGE PRODUCTS, INC.
                                 3 JENNER STREET
                            IRVINE, CALIFORNIA 92618

                                 ---------------

                                 PROXY STATEMENT
                                 ---------------

                                  INTRODUCTION

         This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Kofax Image Products, Inc., a Delaware corporation (the "Company"), for use at its 1998 Annual Meeting of Stockholders ("Annual Meeting") to be held at the Company's headquarters at 3 Jenner Street, Irvine, California 92618, on Tuesday, November 17, 1998 at 10:00 A.M., local time, and any and all adjournments thereof. These proxy materials are being mailed on or about October 15, 1998, to all holders of the Company's Common Stock of record as of October 2, 1998. It is contemplated that this solicitation of proxies will be made primarily by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, directors, officers and employees of the Company may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by the Company.

         Holders of shares of Common Stock of the Company ("stockholders") who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to the Secretary, Kofax Image Products, Inc., 3 Jenner Street, Irvine, California 92618 in writing prior to or at the meeting or by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted "FOR" the nominees for election of directors named in this Proxy Statement, "FOR" the ratification of Deloitte & Touche LLP as the Company's independent auditors and as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxy holder.


                                VOTING SECURITIES

         The shares of Common Stock, $0.001 par value, constitute the only outstanding class of voting securities of the Company. Only the stockholders of the Company of record as of the close of business on October 2, 1998 (the "Record Date") will be entitled to vote at the meeting or any adjournment or postponement thereof. As of the Record Date, there were 5,300,027 shares of Common Stock outstanding and entitled to vote. No shares of the Company's preferred stock, $0.001 par value, were outstanding. A majority of shares entitled to vote represented in person or by proxy will constitute a quorum at the meeting. Each stockholder is entitled to one vote for each share of Common Stock held as of the Record Date. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present. Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. With respect to shares relating to any proxy as to which a broker non-vote is indicated on a proposal, those shares will not be considered present and entitled to vote with respect to any such proposal. Abstentions or broker non-votes or other failures to vote will have no effect in the election of directors, who will be elected by a plurality of the affirmative votes cast. With respect to any matter brought before the Annual Meeting requiring the affirmative vote of a majority or other proportion of the outstanding shares, an abstention or broker non-vote will have the same effect as a vote against the matter being voted upon.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         Currently, there are seven (7) members of the Board of Directors. The Board has approved a reduction in the number of directors from seven (7) to six
(6) to be effective on November 17, 1998, at which time the Board will also accept the resignation of Clifford L. Haas as a director of the Company. Directors are elected at each annual stockholders' meeting to hold office until the next annual meeting or until their successors are elected and qualified. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the six (6) nominees named below. David S. Silver, Dean A. Hough, William E. Drobish, Alexander P. Cilento, David C. Seigle and B. Allen Lay are presently directors of the Company.

         If any nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.


         Under Delaware law, the six (6) nominees receiving the highest number of votes will be elected as directors at the annual meeting. As a result, proxies voted to "Withhold Authority," which will be counted, and broker non-votes which will not be counted, will have no practical effect.

         The names and certain information concerning the six (6) nominees for election as directors are set forth below. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.


              NAME                    AGE                         POSITION WITH THE COMPANY
---------------------------------   -------     ------------------------------------------------------------
David S. Silver                        40       Chairman of the Board, President and Chief Executive Officer
Dean A. Hough                          40       Vice President Engineering and Director
David C. Seigle                        58       Director
Alexander P. Cilento                   49       Director
William E. Drobish                     59       Director
B. Allen Lay                           64       Director

         DAVID S. SILVER co-founded the Company in August 1985 and has served as President and Chief Executive Officer and a director of the Company since its inception. From 1982 to 1985, Mr. Silver was employed by FileNet Corporation, a manufacturer of document image processing systems, as a member of the development team for the FileNet imaging system. Prior to 1982, Mr. Silver held various engineering positions with MAI Basic Four Corporation, a manufacturer of computer equipment and associated application software programs.

         DEAN A. HOUGH co-founded the Company in August 1985 and has served as a Vice President and a Director of the Company since that time. From 1983 to 1985, Mr. Hough was employed by FileNet Corporation, where he participated in the development of a variety of the imaging components of the FileNet imaging system. Prior to 1983, Mr. Hough held various design and engineering positions with MAI Basic Four Corporation and Scientific Atlanta, a manufacturer of scientific instruments and equipment.

         DAVID C. SEIGLE has been a member of the Company's Board of Directors since 1992. From 1996 to 1998, Mr. Seigle was president of Technology's Edge, a franchisor of technology integrators. From 1992 to 1996 Mr. Seigle was a consultant and private investor. From 1982 to 1991, Mr. Seigle was employed by FileNet Corporation in various positions, including Senior Vice President of International Operations from 1987 to 1991. Mr. Seigle is currently a director of Interface Systems, Inc., a manufacturer and distributor of computer peripherals and software.

         ALEXANDER P. CILENTO has been a member of the Company's Board of Directors since 1986. Since 1991, Mr. Cilento has been a General Partner of Aspen Venture Partners, a private venture capital investment partnership. From 1985 through 1991, Mr. Cilento was employed by 3i Securities Corporation, a venture capital investment firm, where he served as Vice President.

         WILLIAM E. DROBISH has been a member of the Company's Board of Directors since 1986. Since 1998, Dr. Drobish has been President of Ditrans, a developer of digital transceivers for the wireless industry and since 1984 an instructor at the University of California, Irvine's Extension Program. Dr. Drobish was a founder, Vice President, director and Secretary of Silicon Systems, Inc., a manufacturer of integrated circuits. Until it was acquired in January 1998, Dr. Drobish was also a director of Technology Modeling Associates, Inc., a provider of physical simulation software to support integrated circuit design and manufacturing.

         B. ALLEN LAY has been a member of the Company's Board of Directors since 1990. Since 1982, Mr. Lay has been a general partner of Southern California Ventures, a private venture capital investment partnership. Mr. Lay also serves as a director of the following public companies: PairGain Technologies, Inc., a provider of telecommunications products; and ViaSat, Inc., a provider of wireless telecommunications products.

OTHER EXECUTIVE OFFICERS

         RICHARD M. MURPHY, 52, joined the Company as a Vice President, Sales in November 1989. From 1984 to 1989, Mr. Murphy held various sales management positions with Emulex Corporation, a manufacturer of computer storage, communications, graphics and peripheral products, where he served as Vice President, Domestic Sales from September 1987 to January 1989 and as Vice President, North American Sales from January 1989 to November 1989. Prior to 1984, Mr. Murphy held various sales positions with Hamilton-Avnet Electronics, Kierulff Electronics and Telefile Computer Products.

         RONALD J. FIKERT, 50, joined the Company as Vice President, Finance in February 1990. From March 1989 to February 1990, Mr. Fikert worked as an independent management consultant. From 1984 to 1989, Mr. Fikert was employed by General Monitors, a manufacturer of sensing, monitoring and detection equipment, where he served as Controller. From 1979 to 1984, he was employed by Modular Command Systems, a manufacturer of electronic communications hardware and software, as Vice President, Finance and Secretary. Prior to joining Modular Command Systems, Mr. Fikert was Director of Finance for Esterline Electronics, a manufacturer of electronic products, and was an accountant with Arthur Andersen & Co. Mr. Fikert is a Certified Public Accountant.

         KEVIN DRUM, 39, joined the Company in November 1992 and was promoted to Vice President, Marketing in July 1995. Prior to that time, his positions with the Company included Director of Marketing and Senior Product Manager. From 1984 to 1992, Mr. Drum was employed by Emulex Corporation, where he served as a senior product manager from 1988 to 1992.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company did not enter into any transactions with its executive officers, directors and principal stockholders during the period from July 1, 1997 to the date of this proxy.

BOARD MEETINGS AND ATTENDANCE

         The Board of Directors of the Company held a total of seven (7) meetings during the fiscal year ended June 30, 1998. Each incumbent Director attended at least seventy-five percent (75%) of the aggregate of the number of meetings of the Board and the number of meetings held by all committees of the Board on which he served. There are no family relationships between any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has a Compensation Committee and an Audit Committee. The functions of the Compensation Committee include advising the Company on salaries and incentive compensation for employees of, and consultants to, the Company. The Compensation Committee, which currently consists of Messrs. Haas, Lay and Seigle, held one (1) meeting during the fiscal year ended June 30, 1998, with 100% attendance. The Audit Committee is responsible for recommending to the Board of Directors the appointment of the Company's outside auditors, examining the results of audits and reviewing internal accounting controls. The Audit Committee, which consists of Messrs. Cilento, Drobish and Seigle, held one
(1) meeting during the fiscal year ended June 30, 1998, with 100% attendance.

The Board of Directors does not have a nominating committee. Instead, the Board of Directors, as a whole, identifies and screens candidates for membership on the Company's Board of Directors.

COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth compensation received for the fiscal years ended June 30, 1998, 1997 and 1996 by the Company's Chief Executive Officer and its other most highly compensated executive officers (collectively, the "Named Executive Officers") whose aggregate salary and bonus exceeded $100,000 for the fiscal year ended June 30, 1998.

                           SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION
                           ------------------------------------------------
        NAME AND            FISCAL YEAR                                              OTHER ANNUAL
   PRINCIPAL POSITION      ENDING JUNE 30       SALARY($)          BONUS($)       COMPENSATION($)(1)
-------------------------  --------------       ---------         ---------       ------------------
David S. Silver                 1998             $145,000          $59,458               $750
President and Chief             1997              135,000           64,893                750
Executive Officer               1996              135,000           48,456                 --

Dean A. Hough                   1998              118,000           19,806                750
Vice President -                1997              114,078           21,083                750
Engineering                     1996              107,621           15,672                 --

Ronald J. Fikert                1998              109,000           23,250                750
Vice President - Finance,       1997              103,843           23,908                750
Chief Financial Officer         1996               98,898           21,298                 --
and Secretary

Richard Murphy                  1998              104,000           60,405(2)             750
Vice President - Sales          1997              100,000           76,761(2)             750
                                1996               90,000           53,872(2)              --

Kevin Drum                      1998              109,000           21,528                750
Vice President -                1997              102,290           22,295                750
Marketing                       1996               96,500           15,980                 --

----------
(1)      Consists of matching payments made under the Company's 401(k) Plan
(2) Includes $43,547, $59,895 and $37,927 in sales commissions earned by Mr. Murphy during fiscal years 1998, 1997 and 1996, respectively.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

         The following table provides information on the value of unexercised in-the-money options held by the Named Executive Officers as of June 30, 1998.

                       SHARES
                     ACQUIRED ON        VALUE               NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED IN-THE-MONEY
       NAME          EXERCISE(#)     REALIZED($)           OPTIONS AT JUNE 30, 1998          OPTIONS AT JUNE 30, 1998
------------------   -----------     -----------         ----------------------------    ---------------------------------
                                                         EXERCISABLE     UNEXERCISABLE    EXERCISABLE       UNEXERCISABLE
                                                         -----------     -------------   -------------     ---------------
David S. Silver                 --               --               --               --               --               --
Dean A. Hough                   --               --               --               --               --               --
Ronald F. Fikert                --               --            3,750            1,250      $ 14,775.00      $  4,925.00
Richard M. Murphy               --               --               --               --               --               --
Kevin Drum                  25,625      $239,062.50            1,875            7,500         7,387.50        34,300.00

         The Company did not grant any options to purchase shares of the Company's Common Stock to any of its officers during the fiscal year ended June 30, 1998.

COMPENSATION OF DIRECTORS

         1997 Stock Option Plan for Non-Employee Directors. Pursuant to the Company's 1997 Stock Option Plan for Non-Employee Directors, as amended, each non-employee director receives an initial grant of options to purchase 10,000 shares of the Company's Common Stock upon commencement of service as a director which option vests and becomes exercisable at a rate of twenty five percent per year over the four year period following the grant date. In addition, upon each anniversary of the initial grant of options during a non-employee director's term of office, such non-employee director shall receive an additional option covering 2,500 shares of the Company's Common Stock, with the same vesting schedule as the initial grant. The exercise price of options granted under this plan is 100% of the fair market value on the date of grant. During the fiscal year ended June 30, 1998, options were granted to each of Messrs. Drobish, Seigle, Lay, Haas and Cilento to purchase 10,000 shares of the Company's Common Stock.

         Director Fees. On July 1, 1998, the Company's Board of Directors approved the payment of the following fees to non-employee directors for attendance at meetings of the Board of Directors, the Annual Meeting of Stockholders and committee meetings: $1,250 for each scheduled meeting of the Board of Directors attended, $1,000 for the Annual Meeting of Stockholders and $750 plus travel expenses for each committee meeting that is not scheduled on the same day as a meeting of the Board of Directors. No fees to non-employee directors were paid in the fiscal year ended June 30, 1998 pursuant to this resolution.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES ACT OF 1934

         Based upon its review of the copies of reporting forms furnished to the Company, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors, officers, and any persons holding ten percent or more of the Company's Common Stock with respect to the Company's fiscal year ended June 30, 1998, were satisfied.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of August 31, 1998, as to
(a) all directors, (b) the Named Executive Officers identified in the Summary Compensation Table located at page 5, (c) all directors and executive officers as a group, and (d) each person known to the Company to be the beneficial owner of more than 5% of the Company's voting securities. Except as otherwise indicated, the Company believes, based on information furnished by such owners, that the beneficial owners of the Common Stock have sole investment and voting power with respect to such shares, subject to applicable community property laws.

                                                       Amount and Nature of Beneficial
Name and Address of Beneficial Owners                           Ownership(1)                     Percent
-------------------------------------------------      --------------------------------       --------------
Aspen Venture Partners(2)........................                690,596                          13.13%
     1000 Fremont Avenue, Suite V
     Los Altos, CA  94024
Sigma Partners
     Sigma Associates(3).........................                355,086                           6.75
     2884 Sand Hill Road, Suite 121
     Menlo Park, CA  94025
Wellington Management Company, LLP...............                520,000                           9.88
     75 State Street
     Boston, Massachusetts  02109
William E. Drobish(4)(5).........................                122,500                           2.33
David S. Silver..................................                350,000                           6.65
     3 Jenner Street
     Irvine, CA  92618
Dean A. Hough....................................                360,137                           6.84
     3 Jenner Street
     Irvine, CA  92618
David C. Seigle(4)...............................                 12,500                           *
Ronald J. Fikert(6)..............................                 41,250                           *
Kevin Drum.......................................                 32,500                           *
Richard Murphy...................................                 50,000                           *
Alexander P. Cilento(4)(7).......................                693,096                          13.17
     c/o Aspen Venture Partners, L.P.
     1000 Fremont Avenue, Suite V
     Los Altos, CA  94024
Clifford L. Haas(4)(8)...........................                357,586                           6.8
     c/o Sigma Partners
     Sigma Associates
     2884 Sand Hill Road, Suite 121
     Menlo Park, CA 94025
B. Allen Lay(4)(9)...............................                 92,407                           1.76
     c/o Southern California Ventures
     406 Amapola Avenue, Suite 205
     Torrance, CA  90501
All executive officers and directors as a group (10
     persons)(10)(11)............................              2,111,976                          40.14


*    Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable, or exercisable within 60 days of the date hereof, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Alexander P. Cilento is a General Partner of Aspen Venture Partners, L.P. and, accordingly, may be deemed to beneficially own such shares. Mr. Cilento disclaims beneficial ownership of the shares owned by Aspen Venture Partners, L.P., except to the extent of his pecuniary interest therein.

(3) Includes shares beneficially owned by Sigma Partners and Sigma Associates. Each such entity disclaims beneficial ownership of the shares held by the other entity.

(4) Includes 2,500 shares of Common Stock subject to options exercisable within 60 days from the date hereof.

(5) Consists of shares held by the Drobish Family Trust, dated November 12, 1980. Mr. Drobish disclaims beneficial ownership of the shares owned by the Drobish Family Trust, dated November 12, 1980, except to the extent of his pecuniary interest therein.

(6) Includes 3,750 shares of Common Stock subject to options exercisable within 60 days from the date hereof. Also includes 37,500 shares held by the Fikert Family Trust, dated June 30, 1986. Mr. Fikert disclaims beneficial ownership of the shares owned by the Fikert Family Trust, dated June 30, 1986, except to the extent of his pecuniary interest therein.

(7) Includes 690,596 shares owned by Aspen Venture Partners, L.P., of which Mr. Cilento is a General Partner. Mr. Cilento disclaims beneficial ownership of the shares held by Aspen Venture Partners, L.P. except to the extent of his pecuniary interest arising from this partnership interest in Aspen Venture Partners, L.P.

(8) Includes 355,086 shares owned by Sigma Partners and Sigma Associates, of which Mr. Haas is a General Partner. Mr. Haas disclaims beneficial ownership of the shares held by Sigma Partners and Sigma Associates except to the extent of his pecuniary interest arising from this partnership interest in each entity.

(9) Includes 42,806 shares owned by Southern California Ventures, 45,101 shares owned by Lay Ventures and 2,000 shares owned by the Lay Charitable Remainder Trust. Mr. Lay, a director of the Company, is a General Partner of Southern California Ventures, a limited partner of Lay Ventures and a trustee of Lay Charitable Remainder Trust. Mr. Lay disclaims beneficial ownership of the shares held by Southern California Ventures and Lay Ventures except to the extent of his pecuniary interest arising from this partnership interest in Southern California Ventures and his limited partnership interest in Lay Ventures.

(10) Includes all shares owned of record by Aspen Venture Partners, L.P., Sigma Partners, Sigma Associates, Southern California Ventures and Lay Ventures, as to which the respective affiliated directors disclaim beneficial ownership.

(11) Includes 12,500 shares of Common Stock subject to options exercisable within 60 days from the date hereof.

                      REPORT OF THE COMPENSATION COMMITTEE

         The following report is submitted by the Compensation Committee of the Board of Directors with respect to the executive compensation policies established by the Compensation Committee and recommended to the Board of Directors and compensation paid or awarded to executive officers for the fiscal year ended June 30, 1998.

         The Compensation Committee determines the annual salary, bonus and other benefits, including incentive compensation awards, of the Company's senior management and recommends new employee benefit plans and changes to existing plans to the Company's Board of Directors. The Compensation Committee met one
(1) time in the fiscal year ended June 30, 1998 and is presently comprised entirely of directors who are not, and were not formerly, officers or employees of the Company.

COMPENSATION POLICIES AND OBJECTIVES

         In establishing and evaluating the effectiveness of compensation programs for executive officers, as well as other employees of the Company, the Compensation Committee is guided by three basic principles:

         - The Company must offer competitive salaries to be able to attract and retain highly-qualified and experienced executives and other management personnel.

         - Annual executive compensation in excess of base salaries should be tied to individual and Company performance.

         - The financial interests of the Company's executive officers should be aligned with the financial interest of the stockholders, primarily through stock option grants which reward executives for improvements in the market performance of the Company's Common Stock.

         Salaries and Employee Benefit Programs. In order to retain executives and other key employees, and to be able to attract additional well-qualified executives when the need arises, the Company strives to offer salaries, and health care and other employee benefit programs, to its executives and other key employees that are comparable to those offered to persons with similar skills and responsibilities by competing businesses in the local geographic area.

         In recommending salaries for executive officers, the Compensation Committee (i) reviews the historical performance of the executives and (ii) informally reviews available information, including information published in secondary sources, regarding prevailing salaries and compensation programs offered by competing businesses that are comparable to the Company in terms of size, revenue, financial performance and industry group. Some, though not all, of these competing businesses, that have securities which are publicly traded, are included in the Peer Group Index used in the Stock Performance Graph on page 12 of this Proxy Statement. Another factor which is considered in recommending salaries of executive officers is the cost of living in Southern California where the Company is headquartered, as such cost generally is higher than in other parts of the country.

         Performance-Based Compensation. The Board of Directors believes that the motivation of executives and key employees increases as the market value of the Company's Common Stock increases. Nevertheless, the Company provides a merit bonus in cash or stock options to executives and key employees which is dependent on the Company's achievements and the direct contributions made by each executive and other key employees. Accordingly, at the beginning of each fiscal year, the Company establishes short term and long term plans, and at the end of the fiscal year, the collective and individual contributions of the executives to the Company's achievements are evaluated. Cash bonuses are awarded based on revenue and earnings performance for the fiscal year, and achievement of management's business objectives.

         The earnings goal is established on the basis of the annual operating plan developed by management and approved by the Board of Directors. The annual operating plan, which is designed to maximize profitability within the constraints of economic and competitive conditions, some of which are outside the control of the Company, is developed on the basis of (i) the Company's performance for the prior fiscal year; (ii) estimates of sales revenue for the plan year based upon recent market conditions, trends and competition and other factors which, based on historical experience, are expected to affect the level of sales that can be achieved; (iii) historical operating costs and cost savings that management believes can be realized; (iv) competitive conditions faced by the Company; and (v) additional expenditures beyond prior fiscal years in expansion or research and development toward growth of the Company's business in future fiscal years. By taking all of these factors into account, including market conditions, the revenue and earnings goals in the annual operating plan are determined.

         In certain instances, bonuses are awarded not only on the basis of the Company's overall profitability, but also on the achievement by an executive of specific objectives within his or her area of responsibility. For example, a bonus may be awarded for any executive's efforts in achieving greater than anticipated cost savings, or completing a new product on target.

         As a result of this performance-based merit bonus program, executive compensation, and the proportion of each executive's total cash compensation that is represented by incentive or bonus income, may increase in those years in which the Company's profitability increases.

         Stock Options and Equity-Based Programs. In order to align the financial interests of executive officers and other key employees with those of the stockholders, the Company grants stock options to its executive officers and other key employees on a periodic basis, taking into account the size and terms of previous grants of equity-based compensation and stock holdings in determining awards. Stock option grants, in particular, reward executive officers and other key employees for performance that results in increases in the market price of the Company's Common Stock, which directly benefit all stockholders. Moreover, the Compensation Committee generally has followed the practice of granting options on terms which provide that the options become exercisable in cumulative annual installments, generally over a three to five-year period. The Compensation Committee believes that this feature of the option grants not only provides an incentive for executive officers to remain in the employ of the Company, but also makes longer term growth in share prices important for the executives who receive stock options.

FISCAL YEAR ENDED JUNE 30, 1998 COMPENSATION

         The salaries of the Named Executive Officers increased slightly over the salaries paid in the fiscal year ended June 30, 1997 as a result of cost of living increases.

         The Company is required to disclose its policy regarding qualifying executive compensation deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a public corporation is limited to no more than $1 million per year. It is not expected that the compensation to be paid to the Company's executive officers for the fiscal year June 30, 1999 will exceed the $1 million limit per officer. The Company's 1992 Amended and Restated Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan and the Company's 1996 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan are structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option under the plan, with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation that will not be subject to the $1 million limitation.



                                        The Compensation Committee of the
                                        Board of Directors



                                        Clifford L. Haas
                                        B. Allen Lay
                                        David C. Seigle

         Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report and the performance graph on page 12 shall not be incorporated by reference into any such filings.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended June 30, 1998, the Company's Board of Directors, based upon recommendations of the Compensation Committee, established the levels of compensation for the Company's executive officers. David S. Silver, the Chairman of the Board, President and Chief Executive Officer of the Company participated in the deliberations of the Board regarding executive compensation, but did not participate in the process or decisions of the Board of Directors regarding his compensation.

PERFORMANCE GRAPH

         Set forth below is a line graph comparing the cumulative stockholder return on the Company's Common Stock with the cumulative total return of the Russell 2000 Index and an industry peer group index for the period commencing October 10, 1997, the date on which the Company's Common Stock first began trading and was first registered under the Securities and Exchange Act of 1934, as amended, and ended on June 30, 1998.



                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                        AMONG KOFAX IMAGE PRODUCTS, INC.,
                             THE RUSSELL 2000 INDEX
                        AND AN INDUSTRY PEER GROUP INDEX



                                       10/10/97             6/30/98
                                       --------             -------
KOFAX IMAGE PRODUCTS, INC.              100.00               58.52
PEER GROUP                              100.00              119.98
RUSSELL 2000                            100.00              103.38



----------
* $100 INVESTED ON 10/10/97 IN STOCK OR ON 8/30/97 IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING JUNE 30.

                                  PROPOSAL TWO
                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending June 30, 1999, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

         Deloitte & Touche LLP has audited the Company's financial statements annually since the fiscal year ended June 30, 1988. Its representatives are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S AUDITORS.

                              STOCKHOLDER PROPOSALS

         Any Stockholder desiring to submit a proposal for action at the 1999 Annual Meeting of Stockholders which is desired to be presented in the Company's Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than July 20, 1999 in order to be considered for inclusion in the Company's proxy statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, the eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Commission and other laws and regulations to which interested persons should refer.

         On May 21, 1998 the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment to Rule 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

         With respect to the Company's 1999 Annual Meeting of Stockholders, if the Company is not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company's proxy statement, by August 31, 1999, the Company will be allowed to use its voting authority as outlined.

                                  OTHER MATTERS

         Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                                        By Order of the Board of Directors


                                        David S. Silver
                                        Chairman of the Board, President and
                                        Chief Executive Officer

October 15, 1998


         The Annual Report to Stockholders of the Company for the fiscal year ended June 30, 1998 is being mailed on October 15, 1998, concurrently with this Proxy Statement to all Stockholders of record on October 2, 1998. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

         COPIES OF THE COMPANY'S ANNUAL REPORT TO THE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1998, WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER, KOFAX IMAGE PRODUCTS, INC., 3 JENNER STREET, IRVINE, CALIFORNIA 92618.

PROXY                      KOFAX IMAGE PRODUCTS, INC.                      PROXY
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
            ANNUAL MEETING OF THE STOCKHOLDERS -- NOVEMBER 17, 1998

    The undersigned hereby nominates, constitutes and appoints David S. Silver and Dean A. Hough, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of KOFAX IMAGE PRODUCTS, INC. which the undersigned is entitled to represent and vote at the 1998 Annual Meeting of Stockholders of the Company to be held at the headquarters of Kofax Image Products, Inc., 3 Jenner Street, Irvine, California, on November 17, 1998, at 10:00 a.m., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

               THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 AND 2

    1. Election of Directors

        [ ] FOR ALL nominees listed below                         [ ] WITHHOLD AUTHORITY to vote
            (except as marked to the contrary below)                  for all nominees listed below

Election of the following nominees as directors: David S. Silver, Dean A. Hough,
  Alexander P. Cilento, B. Allen Lay, William E. Drobish and David C. Seigle.

(INSTRUCTIONS: To withhold authority to vote for any nominee, print that nominee's name in the space provided below.)


--------------------------------------------------------------------------------

    2. Ratification of Deloitte & Touche LLP as independent auditors:

                     [ ] FOR    [ ] AGAINST     [ ] ABSTAIN

In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

      IMPORTANT -- PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY AND "FOR" RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

                                                     Dated:               , 1998


                                                     ---------------------------
                                                             (Signature)


                                                     ---------------------------
                                                             (Signature)


                                                     Please sign your name
                                                     exactly as it appears
                                                     hereon. Executors,
                                                     administrators, guardians,
                                                     officers of corporations
                                                     and others signing in a
                                                     fiduciary capacity should
                                                     state their full titles as
                                                     such.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN
         THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.